EXHIBIT 23


                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





As independent public accountants, we hereby consent to the incorporation of our report incorporated by reference in this Form 10-K into the Company's previously filed Registration Statements File No. 2-97934, No. 33-11415, No. 33-42974, No. 33-50723, No. 33-58633, No. 333-11501, No.
333-48957, No. 333-68289 and No. 333-69087.


/s/ Arthur Andersen LLP


Chicago, Illinois
March 29, 1999